UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 20, 2011

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2011, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) approved 2011 annual cash incentive opportunity awards (the “Awards”) for the Company’s Chief Executive Officer, the three other members of the Company’s Office of the Chair and the Chief Financial Officer (collectively, the “Named Executive Officers”).

2011 Annual Incentive Plan

In connection with the Awards, the Compensation Committee approved threshold (i.e., minimum), target and outperformance (i.e., maximum) annual cash incentive opportunity levels, expressed as a percentage of base salary, that the Named Executive Officers are eligible to receive under the Awards.

The level of the Award that each of the Named Executive Officers is eligible to receive will depend, in whole or in part, upon the Company’s 2011 Funds From Operations (“FFO”) per share. FFO is a commonly used measure of operating performance and profitability in the real estate industry, and the Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts. FFO is the core corporate performance measure used to determine the level of the Awards, and will account for 80% to 100% of the total opportunity level, as determined in the discretion of the Compensation Committee, as described below.

The Compensation Committee has the authority under the Awards to adjust the threshold, target and outperformance levels established by the Compensation Committee with respect to FFO if, in its judgment, the FFO reported by the Company does not reflect Company performance for 2011 in a manner consistent with the purpose of the Awards due to unusual or non-recurring transactions or occurrences.

The Compensation Committee may, but need not, determine that a portion of the level of the Award will depend upon the Company’s 2011 performance with respect to one or more supplemental business performance factors other than FFO per share. If the Compensation Committee determines to utilize such factor or factors, then the Company’s performance relative to such factor or factors will account for up to 20% of the opportunity level, as determined in the discretion of the Compensation Committee. The Compensation Committee will determine which factor or factors to utilize for 2011, the weight given to each factor, and the level of the Award (from threshold to outperformance) earned based on the Company’s performance relative to the supplemental factor or factors. If the Compensation Committee does not utilize one or more supplemental factors under the Awards, then the cash incentive compensation payable to the Named Executive Officers for 2011 will be determined based solely upon FFO.

The following table sets forth the incentive Award opportunities for the Named Executive Officers under the 2011 annual incentive plan, expressed as a percentage of base salary:

	Incentive Award Opportunity as a Percentage of Base Salary
Title	Threshold	Target	Outperformance
CEO	37.5%	75%	150%
Office of the Chair	32.5%	65%	130%
CFO	30.0%	60%	120%

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Annual Incentive Compensation Opportunity Award for the Company’s Chief Executive Officer, the three other members of the Company’s Office of the Chair and the Chief Financial Officer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: July 26, 2011	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel